                    POWER OF ATTORNEY FOR SECTION 16 FILINGS

       The undersigned does hereby make, constitute and appoint Thomas J. DeRosa and Matthew McQueen, and each of  them acting individually, her true and  lawful attorneys for the purposes hereinafter set forth.

       References in this Power of Attorney to "attorney-in-fact" are to each of the  persons named  above and  to the  person or  persons substituted  hereunder pursuant to the power of substitution granted herein.

       The undersigned hereby grants to the attorney-in-fact, for the undersigned and in her name, place and stead the power to:

(1)    prepare and submit to the U.S. Securities and Exchange Commission
       (the  "SEC")  a Form  ID,  including amendments  thereto,  and any  other documents necessary  or  appropriate  to  obtain  codes,  passwords,  and passphrases enabling the undersigned to make electronic filings with  the
       SEC of  reports required by Section 16(a) of the Securities Exchange  Act of 1934 or any rule or regulation of the SEC;

(2)    execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Welltower Inc. (the "Company"),
       Forms 3,  4, and 5 in   accordance with Section 16(a)  of the  Securities
       Exchange Act of 1934 and the rules thereunder;

(3)    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form
       3, 4, or 5, complete and execute any amendment or amendments thereto, and file such form with the SEC and any stock exchange or similar  authority;
       and

(4)    take any other action of any type whatsoever in connection with the foregoing  which, in  the opinion  of such  attorney-in-fact, may  be  of benefit  to,  in  the  best interest  of,  or  legally  required by,  the undersigned,  it being  understood that  the documents  executed by  such attorney-in-fact on behalf of the  undersigned pursuant to this Power  of
       Attorney  shall  be  in  such  form  and  shall  contain  such  terms and
       conditions  as   such  attorney-in-fact  may  approve   in  such attorney
       -in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and  authority  to  do  and  perform any  and  every  act  and  thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the  rights and  powers  herein  granted,  as  fully to  all  intents  and  purposes  as the undersigned  might  or  could  do if  personally  present,  with  full power  of substitution  or  revocation,  hereby ratifying  and  confirming  all that  such attorney-in-fact, or  such attorney-in-fact's  substitute or  substitutes, shall lawfully do or  cause to be  done by virtue  of this Power  of Attorney and  the rights  and  powers  herein  granted.  The  undersigned  acknowledges  that  the foregoing attorneys-in-fact, in serving in  such capacity at the request  of the undersigned,  are  not  assuming,  nor  is  the  Company  assuming,  any  of the undersigned's  responsibilities  to comply  with  Section 16  of  the Securities
Exchange Act of 1934.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to  the undersigned's holdings of and transactions in securities issued by the  Company, unless earlier revoked by the undersigned  in a signed writing delivered to  the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of August, 2016.

                                         By:   /s/ Mercedes T. Kerr
                                               ---------------------------------
                                         Name: Mercedes T. Kerr